SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of Earliest Event Reported): December 6, 2001

                           KESTREL ENERGY, INC.
          (Exact Name of Registrant as Specified in its Charter)

       Colorado                   0-9261                     84-0772451
(State of Incorporation)    (Commission File)             (IRS Employer ID
                                 Number)                      Number)

                        999 18th Street, Suite 2490
                          Denver, Colorado  80202
                 (Address of Principal Executive Offices)

                              (303) 295-0344
                      (Registrant's Telephone Number,
                           including Area Code)

ITEM 9.  REGULATION FD DISCLOSURE

     In accordance with General Instruction B.2. of Form 8-K, the following is a summary of the presentation made by the Company's President, Barry Lasker, to attendees at the Company's 2001 Annual Meeting of Shareholders immediately following that meeting. The summary shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth in such filing.

     Mr. Lasker began his presentation with a brief explanation of his background and the Company's recent history. He noted that, since he had come on board in August 2001, he had been engaged in a critical assessment of the Company's oil and gas properties and operations in an effort to formulate a strategic direction going forward. He announced that, in 2002, one of the Company's principal objectives would be to drastically shorten the reserve life of the Company's current producing properties by drilling additional developmental wells and thereby accelerating production and, subject to prevailing prices, cash flow.

     Mr. Lasker listed five specific development and drilling projects on which the Company planned to focus in 2003, namely the Amber Field in Oklahoma, Lake Boeuf in Louisiana, State GC in New Mexico, Hilight Field CBM in Wyoming and Green's Canyon in Wyoming. He indicated that the Company's acquisition strategy would be to seek lower risk, gas dominant, long life reserves with potential for accelerated production.

     Mr. Lasker also indicated that the Company was planning a reinvigorated investor relations campaign as part of its ongoing efforts to increase awareness of the Company's stock by investment professionals. Mr. Lasker said that, by this campaign, the Company hoped to increase the liquidity of the Company's stock for the benefit of the Company shareholders.

     Mr. Lasker indicated that none of the Company's expectations or objectives were certain of occurring as currently planned and, accordingly, submitted the following warning on "forward looking statements":

                        FORWARD LOOKING STATEMENTS

     Statements made in this presentation that are not historical facts may be "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in any forward-looking statement.

     The forward-looking statements we make are based on a number of assumptions by us about the future, usually based on current conditions or on the broader expectation of others. These assumptions may or may not prove to be correct and, as a result, our own forward-looking statements may also be inaccurate. On the other hand, based on what we know today and what we expect in the future, we believe that the forward-looking statements we make in this presentation are reasonable.

     There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward-looking information. Among the uncertainties which force us to qualify all our forward-looking statements are the future prices of natural gas and other petroleum projects, the success of the Company's drilling and development program, and economic conditions generally, included but not limited to those which affect the trading prices for equity securities, particularly those of oil and gas companies. In addition, various factors, including but not limited to equipment availability or breakage, operational, financial or other problems, could delay or alter the Company's plans. For a fuller understanding of the various risks and uncertainties affecting our business, please see the Company's report to the Securities and Exchange Commission on Form 10-K.

          Mr. Lasker also answered several questions from shareholders, including a question about whether the Company intended to concentrate in a single geographic area, which he said the Company did not intend to do at this stage of the Company's development, and several questions about the results of the Green's Canyon drilling to date and its future prospects.




Date:  December 7, 2001            KESTREL ENERGY, INC.


                                   By:/s/Barry D. Lasker
                                      Barry D. Lasker, President